Exhibit 99.1

Innovex Notified of Nasdaq Panel Decision

PLYMOUTH, Minn.--(BUSINESS WIRE)--Innovex (Nasdaq: INVX) today announced that on July 31, 2008, Innovex, Inc. (the “Company”) received a letter informing the Company that the Nasdaq Hearings Panel has determined to delist the Company’s common stock from The Nasdaq Stock Market. The Nasdaq Stock Market will suspend trading in the Company’s common stock effective with the open of business on Monday, August 4, 2008. The Company is working with a market maker to complete the application to have its common stock quoted on the OTC Bulletin Board under the symbol “INVX.OB.”

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors and other cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended September 29, 2007 and other documents filed with the Securities and Exchange Commission.

CONTACT:
Innovex
Randy Acres, CFO, 763-383-4035
Internet: www.innovexinc.com